                                                                    Exhibit 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent pubilc accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated February 27, 1998 included in American Restaurant Group, Inc's Form 10-K for the fiscal year ended December 29, 1997, and to all references to our Firm included in this registration statement.


                                                   ARTHUR ANDERSEN LLP


Orange County, California
July 27, 1998